CONSENT AND EIGHTH AMENDMENT TO LOAN AGREEMENT

THIS CONSENT AND EIGHTH AMENDMENT TO LOAN AGREEMENT (this “Consent and Amendment”) is made and entered into effective as of April 30, 2012, by and between AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A., a national association (“Lender”). Capitalized terms used herein that are not otherwise defined shall have the meaning assigned to such terms in the Loan Agreement (hereinafter defined).

R E C I T A L S:

WHEREAS, Borrower and Lender entered into a Letter Loan Agreement dated October 31, 2007 (which as the same may have been or may hereafter be amended from time to time is herein called the “Loan Agreement”); and

WHEREAS, Borrower has entered into a Securities Purchase Agreement dated April 13, 2012 (the “SPA”) with JCH Crenshaw Holdings, LLC (“Crenshaw”) pursuant to which the Borrower will issue and sell to Crenshaw certain shares of the Borrower’s Series A Preferred Stock (the “Preferred Stock”) and certain warrants to purchase shares of the Borrower’s common stock (the “Warrants”);

WHEREAS, under the SPA and the other documents related thereto, Borrower has agreed to pay certain dividends to Crenshaw as the holder of the Preferred Stock;

WHEREAS, Borrower has requested Lender consent to the transactions contemplated by the SPA and the payment of dividends to Crenshaw in accordance with Borrower’s Articles of Amendment of Articles of Restatement of Articles of Incorporation dated as of April 13, 2012 (“Borrower’s Articles”); and

WHEREAS, Lender has agreed to consent to the SPA, the issuance and sale of the Preferred Stock and Warrant and the payment to Crenshaw of the dividends required under the Borrower’s Articles, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

A G R E E M E N T:

1. Consent and Amendment. (a) Provided that (i) issuance and sale to Crenshaw of the Preferred Stock and Warrants and (ii) the payment of dividends to Crenshaw for its Preferred Stock is consummated in accordance with the terms of the SPA and the Borrower’s Articles, the Lender hereby consents to the SPA and the Borrower’s Articles and waives any Default or Event of Default under the Credit Agreement occurring as a result thereof. Further, Section 7(e) of the Loan Agreement which limits dividends and redemptions is hereby amended for the limited purpose of allowing the dividends payable to Crenshaw and the redemption of the Preferred Stock, each as set forth in Borrower’s Articles.

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(b) This consent and amendment is limited solely to the extent provided herein and will not have any applicability to any other obligation of the Borrower. This Consent and Amendment will not be deemed to create any course of dealing or precedent for future consents, amendments or waivers nor shall it be construed to be a consent or amendment, except as specifically provided in this Section 1, of any term, condition or provision of the Credit Agreement. The Borrower, by its execution hereof, hereby acknowledges that it has conducted its own due diligence in regard to the SPA and that it has not relied on the Lender in any way in regard thereto. Specifically, the Lender has not provided any information about the SPA or Crenshaw or otherwise undertaken to assist or advise the Borrower in any way in regard thereto. The Borrower agrees to provide to the Lender copies of the final, executed SPA, the Warrants, the Borrower’s Articles and any other documents related thereof and agrees to indicate to the Lender any substantial changes thereto from the drafts provided to Lender previously. Should the SPA, the terms of the Warrants, the Borrower’s Articles change in any material respect, the Lender reserves the right to rescind this Consent and Amendment by written notice to the Borrower.

2. Conditions of Effectiveness. This Consent and Amendment shall become effective when, and only when, Lender shall have received counterparts of this Consent and Amendment executed by Borrower and Section 1 hereof shall become effective when, and only when, Lender shall have additionally received any and all other documentation as Lender may reasonably require.

3. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

(a) Borrower is duly authorized and empowered to execute, deliver and perform this Consent and Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Consent and Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms. This Amendment does not violate any provisions of Borrower’s Articles of Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

(b) The representations and warranties made by Borrower in the Loan Agreement are true and correct as of the date of this Amendment.

(c) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

4. Reference to and Effect on the Loan Documents.

(a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Loan Agreement as amended hereby.

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(b) Except as specifically amended above, the Loan Agreement and the Note(s), and all other instruments securing or guaranteeing Borrower’s obligations to Lender (collectively, the “Loan Documents”) shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower under the Loan Agreement and the Note(s), as amended hereby, and under the other Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Consent and Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

6. Execution in Counterparts. This Consent and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

8. Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Amendment, if this document or any document executed in connection with it is transmitted by facsimile machine, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

9. Joinder of Guarantor. M & I Electric Industries, Inc. and American Access Technologies, Inc., Guarantor as defined in the Loan Agreement, join in the execution of this Consent and Amendment to evidence Guarantor’s consent to the terms hereof, to confirm Guarantor’s continuing obligations under the terms of the Guaranty Agreement, and to acknowledge that without such consent and confirmation, Lender would not enter into this Amendment or otherwise consent to the terms hereof. Additionally, Guarantor represents to Lender that Guarantor is duly authorized and empowered to execute, deliver and perform this

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Amendment, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Guarantor enforceable in accordance with its terms.

10. Final Agreement. THIS WRITTEN CONSENT AND AMENDMENT OF LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

[Signature page follows.]

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BORROWER:

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:	/s/ Charles Dauber
Charles Dauber,
Chief Executive Officer

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert Morgan
Robert Morgan,
Vice President

GUARANTOR:

M & I ELECTRIC INDUSTRIES, INC.

By:	/s/ Charles Dauber
Charles Dauber,
Chief Executive Officer

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ Charles Dauber
Charles Dauber,
Chief Executive Officer

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